Exhibit 5.2

BEIJING BRUSSELS CENTURY CITY HONG KONG JAKARTA† LONDON LOS ANGELES NEWPORT BEACH	Two Embarcadero Center, 28th Floor San Francisco, California 94111-3823 TELEPHONE (415) 984-8700 FACSIMILE (415) 984-8701 www.omm.com	NEW YORK SEOUL SHANGHAI SILICON VALLEY SINGAPORE TOKYO WASHINGTON, D.C.

June 12, 2014

Healthcare Trust of America, Inc.

16435 North Scottsdale Road, Suite 320

Scottsdale, Arizona 85254

Re:	Registration of Securities of Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP

Ladies and Gentlemen:

We have acted as special counsel to Healthcare Trust of America, Inc., a Maryland corporation (the “Company”) and Healthcare Trust of America Holdings, LP, a Delaware limited partnership (the “Operating Partnership”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2014 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among others, the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an unspecified amount of securities of the Company and the Operating Partnership consisting of: (a) senior debt securities of the Operating Partnership (the “Debt Securities”) issued pursuant to one or more indentures (the “Indentures”) among the Operating Partnership, a financial institution designated as trustee, any guarantors from time to time party thereto and the holders from time to time of the Debt Securities; and (b) guarantees of the Debt Securities by the Company (the “Guarantees”). The Debt Securities and Guarantees are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

(i) the Registration Statement;

(ii) the Fifth Articles of Amendment and Restatement of the Company, as presently in effect (the “Charter”);

(iii) the Certificate of Limited Partnership of the Operating Partnership, as presently in effect (the “LP Certificate”);

† In association with Tumbuan & Partners

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(iv) the Second Amended and Restated Bylaws of the Company, as presently in effect (the “Bylaws”);

(v) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as presently in effect (the “LP Agreement”); and

(vi) certain resolutions of the Board of Directors of the Company (the “Board of Directors”) adopted by action of the Board of Directors on June 11, 2014 (the “Board Resolutions”), relating to the issuance and sale of the Securities, the preparation and filing of a Registration Statement on Form S-3 (including post-effective amendments thereto) and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Indentures, and that such choice is a valid and legal provision. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Securities, (i) the Board of Directors or the general partner of the Operating Partnership, as applicable, has taken all necessary corporate action to authorize the issuance and sale of such Securities in accordance with the Board Resolutions or Operating Partnership Resolutions, as applicable, and such authorization has not been modified or rescinded, (ii) the Registration Statement’s effectiveness has not been terminated or rescinded, (iii) an appropriate prospectus supplement with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder and (iv) there has not occurred any change in law affecting the validity or enforceability of such Securities. We have also assumed that the terms of the issuance and sale of any Securities have been duly established in conformity with the Charter and the Bylaws or the LP Certificate and LP Agreement, as applicable, and that none of the terms of any Securities to be established after the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company or the Operating Partnership, as applicable, with the terms of such Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or the Operating Partnership, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Operating Partnership, as applicable.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

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1. With respect to any Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the applicable Indenture has been duly authorized, executed and delivered by each party thereto, (ii) the trustee named in the applicable Indenture is qualified to act as trustee under such Indenture, (iii) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Offered Debt Securities have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Indenture or any supplemental indenture thereto, the Offered Debt Securities will be legally valid and binding obligations of the Company or the Operating Partnership, as applicable, enforceable against the Company or the Operating Partnership, as applicable, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

2. With respect to any Guarantees offered under the Registration Statement (the “Offered Guarantees”), when the Offered Guarantees have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Indenture or any supplemental indenture thereto, the Offered Guarantees will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law covered by this opinion is limited to the present law of the State of New York and the current Delaware Revised Uniform Limited Partnership Act. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Respectfully submitted,

/s/ O’Melveny & Myers LLP